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                           EXHIBIT V

                       EXCHANGE AGREEMENT

This agreement is hereby entered into this 1st day of January, 1997 between Rocky Mountain Power Co. (Rocky), Prime Rate Investment Management Enterprises, Inc. (Prime) and Prime Rate Income & Dividend Enterprises, Inc. (Pride), a wholly-owned subsidiary of Prime.

Rocky hereby agrees to issue 700,000 shares of its $.05 par value common stock in exchange for one hundred percent (100%) ownership of Prime subject to stockholder approval of a one-for-fifty reverse stock split of Rocky's common stock.

Pride, hereby agrees to return its 600,000 (pre-split) shares of common stock and its 32,000 preferred shares of Rocky for cancellation subject to issuance of the 700,000 post split shares to Prime shareholders.

The effective date of this business combination agreement to be January 31, 1997.


Agreed to this 1st day of January, 1997:


(Registrant)                             Rocky Mountain Power Co.
BY(Signature)                            /S/ Michael L. Schumacher
(Date)                                   January 1, 1997
(Name and Title)                         By: Michael L. Schumacher, President


Prime Rate Investment Management Enterprises, Inc.


BY(Signature)                            /S/ George A. Powell
(Date)                                   January 1, 1997
(Name and Title)                         By: George A. Powell, Vice-President


Prime Rate Income & Dividend Enterprises, Inc.


BY(Signature)                            /S/ George A. Powell
(Date)                                   January 1, 1997
(Name and Title)                         By: George A. Powell, Vice-President












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